LICENSE AGREEMENT

By and Between

GENNESAR NUTRACEUTICALS, LLC

A Limited Liability Company Organized in the State of Utah

HEALTH EDUCATION CORPORATION D/B/A NUTRANOMICS

A Corporation Incorporated in the State of Utah

Dated as of November   18th  , 2013

LICENSE AGREEMENT

            THIS LICENSE AGREEMENT (this “Agreement”) is entered into as of this ____ day of November, 2013 (the “Effective Date”) by and between Health Education Corporation d/b/a Nutranomics, a Utah corporation (“NUTRANOMICS”); and Gennesar Neutraceuticals, LLC d/b/a Genesar Nutraceuticles, a Utah limited liability company (“GENESAR”).

                                                      RECITALS

 WHEREAS, GENESAR hereby agrees to license all rights relating to, intellectual property regarding, and trade secrets for, the production of GenEpic, a dietary supplement, to NUTRANOMICS for manufacturing, marketing and selling raw material and/or final product for the partial consideration described on Exhibit A hereto.  The licensed trade secret will not be disclosed in this or Exhibit A.

WHEREAS,  NUTRANOMICS will have a worldwide exclusive license with GENESAR for GenEpic and associated trade secrets for a period of thirty (30) years (the "License").

WHEREAS, NUTRANOMICS and GENESAR, upon mutual agreement, may amend this Agreement at any time during the period covered under this Agreement.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and for good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, and intending to be legally bound hereby, the parties agree as follows:

I.
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NUTRANOMICS

NUTRANOMICS hereby represents and warrants as follows:

1.                  Organization.  NUTRANOMICS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the NUTRANOMICS due diligence materials previously submitted, are complete and correct copies of the articles of incorporation, and bylaws of NUTRANOMICS as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of NUTRANOMICS’s articles of incorporation or bylaws.  NUTRANOMICS has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement.  NUTRANOMICS has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

2.                  Material Adverse Effects.  Except as previously disclosed in writing to GENESAR, NUTRANOMICS is not in default under any material obligation for the payment of money, for the deferred purchase price of property or for the payment of any rent, nor is there any event which has occurred and is continuing that, under the terms of any contract, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, which default(s), either individually or in the aggregate, would be reasonably likely to (1) result in the creation or imposition of a judgment or lien upon any of NUTRANOMICS’s assets, or (2) have a material adverse effect on NUTRANOMICS or its financial condition or any effect on GENESAR’s licensed intellectual property, including the right to such intellectual property hereunder (a “Material Adverse Effect”).

3.                  No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material agreement or instrument to which NUTRANOMICS is a party or to which any of its assets, properties or operations are subject.

4.                  Compliance With Laws and Regulations.  To the best of its knowledge, NUTRANOMICS has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of NUTRANOMICS or except to the extent that noncompliance would not result in the occurrence of any material liability for NUTRANOMICS.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

5.                  Approval of Agreement.  The Board of Directors of NUTRANOMICS has authorized the execution and delivery of this Agreement by NUTRANOMICS and has approved this Agreement and the transactions contemplated hereby.  This Agreement has been approved by NUTRANOMICS in accordance with the laws of the State of Utah, including any preemptive or dissenters rights under such State’s laws.

6.                  Valid Obligation.  This Agreement and all agreements and other documents executed by NUTRANOMICS in connection herewith constitute the valid and binding obligation of NUTRANOMICS, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

7.                  Production, Sales and Marketing.  NUTRANOMICS will take charge of all production, sales and marketing within the worldwide territory of all the brands and products listed in exhibit A to its best capacity and will assume all the expenses incurred.

8.                  Grant of License.  The License referenced in the recitals and further defined in the attached exhibit is hereby granted to NUTRANOMICS in accordance with the terms of this Agreement.

II.
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GENESAR

GENESAR hereby covenants, represents and warrants as follows:

1.                  Non-Compete.  During the term of this Agreement, GENESAR will not compete with NUTRANOMICS and related entities in the production of GenEpic and/or the marketing of any product(s) related to GenEpic.

2.                  Organization.  GENESAR is a limited liability company in Utah and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the GENESAR due diligence materials submitted herewith, are complete and correct copies of the Articles of Organization and Operating Agreement of GENESAR as in effect on the date hereof.  GENESAR has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement, and GENESAR has full power, authority, and legal right and has taken all action required by law or otherwise to consummate the transactions herein contemplated.

3.                  Information.  The information concerning GENESAR provided in the due diligence materials and as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

4.                  Contracts. GENESAR is not a party to, and his assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral which would impede or prevent entry into, performance of, or due enforcement of this Agreement.

5.                  No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which GENESAR is a party or to which any of its assets, properties or operations are subject.

6.                  Compliance With Laws and Regulations.  To the best of its knowledge, GENESAR has complied with applicable laws, statutes and regulations regarding GenEpic.

7.                  Valid Obligation.  This Agreement and all agreements and other documents executed by GENESAR in connection herewith constitute the valid and binding obligation of GENESAR, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

III.
SPECIAL COVENANTS

1.                  Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall occur no later than November ____, 2013, or as otherwise mutually agreed to by the parties hereto.

2.                  Term and Termination.  The term of this Agreement shall commence on the Effective Date and continue for a period of 36 months (the “Term”). Either party may terminate this Agreement at the conclusion of the Term for any reason or no reason upon provision of 90 days’ written notice prior to the end of the Term (“Termination” or “Terminated”). This Agreement will automatically renew for successive 36-month terms unless Terminated.  Otherwise, this Agreement may be Terminated mid-Term by the Board of Directors of NUTRANOMICS only in the event that the conditions precedent set forth in this Agreement are not satisfied, and this Agreement may be Terminated mid-Term by GENESAR, in its sole discretion, immediately upon the occurrence of a Material Adverse Effect, as well as in the event that the conditions precedent set forth are not satisfied.  If this Agreement is terminated, there shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.  The notice of Termination is required to be provided by either party to the other party with 90 days’ written notice.

3.                  Third Party Consents and Certificates.  GENESAR and NUTRANOMICS agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

4.                  Obligations of Both Parties. From and after the date of this Agreement until the termination of the Agreement and, except as expressly permitted or contemplated by this Agreement, GENESAR (to the extent applicable) and NUTRANOMICS respectively, will each:

i.                    carry on its business in substantially the same manner as it has heretofore;

ii.                  maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

iii.                use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

iv.                fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

5.                  Indemnification.  NUTRANOMICS hereby agrees to indemnify GENESAR as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this

Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing. GENESAR hereby agrees to indemnify NUTRANOMICS and each of the officers, agents, and directors of NUTRANOMICS and the NUTRANOMICS Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.  NUTRANOMICS further agrees to indemnify GENESAR for any loss, liability, claim, damage or expense that GENESAR may incur as a result of NUTRANOMICS use of the License.

IV.
CONDITIONS PRECEDENT TO OBLIGATIONS OF GENESAR

The obligations of GENESAR under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

1.                  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by NUTRANOMICS and the NUTRANOMICS Shareholders in this Agreement shall be true in all material respects (other than representations and warranties which contain materiality standards, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for changes therein permitted by this Agreement).  NUTRANOMICS shall have performed or complied with, in all material respects, all covenants and conditions required by this Agreement to be performed or complied with by NUTRANOMICS prior to or at the Closing.  GENESAR shall be furnished with a certificate, signed by a duly authorized executive officer of NUTRANOMICS and dated the Closing Date, to the foregoing effect.

2.                  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

3.                  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of NUTRANOMICS after the Closing Date on the basis as presently operated shall have been obtained.

V.
CONDITIONS PRECEDENT TO OBLIGATIONS OF NUTRANOMICS

The obligations of NUTRANOMICS under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

1.                  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by GENESAR in this Agreement shall be true in all material respects (other than representations and warranties which contain materiality standards, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date.  Additionally, GENESAR shall have performed and complied, in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by GENESAR.

2.                  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

3.                  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of GENESAR after the Closing Date on the basis as presently operated shall have been obtained.

VI.
MISCELLANEOUS

1.                  No Assignment.  NUTRANOMICS shall not assign this Agreement or any of its rights hereunder to any party without the express written consent of GENESAR.

2.                  Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of Utah.  Venue for all matters shall be in Salt Lake City, Utah, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought first to mediation, second to arbitration, and, as a last resort, to the courts.  By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

3.                  Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent electronically, by overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to NUTRANOMICS:         Tracy Gibbs

                                                11487 So. 700 E.

Draper, UT  84020

If to GENESAR:                    Charles Castleberry

8353 Red River Rd.

Sandy, UT  84093

For such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted electronically and receipt is confirmed by email or telephone, and (iv) three (3) days after mailing, if sent by registered or certified mail.

4.                  Attorney's Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.                  Confidentiality.  Each party hereto agrees with the other that, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party (with the exception of the existence of this Agreement and the relationship of the parties, which both parties acknowledge may be disclosed by the other party to third parties), and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published through no fault of the receiving party; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

6.                  Third Party Beneficiaries.  This contract is strictly between GENESAR and NUTRANOMICS, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

7.                  Expenses.  Subject to this Agreement, each of GENESAR and NUTRANOMICS will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this transaction contemplated hereby.

8.                  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

9.                  Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

10.              Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

11.              Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

            12.       Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Health Education Corporation d/b/a Nutranomics, a Utah Corporation

By: /s/ Tracy Gibbs
Name: Tracy Gibbs

        Title:   President

Gennesar Nutraceuticals, LLC d/b/a Genesar Nutraceuticles, a Utah Limited Liability Company

By: /s/  Charles Castleberry
Name: Charles Castleberry

        Title:   Managing Member

EXHIBIT A

GENESAR hereby licenses all rights to the GenEpic product, including all intellectual property relating to it and any associated trade secrets, to NUTRANOMICS for its use.  The trade secrets will not be disclosed in this written Agreement.

Compensation to GENESAR, or its assignees, for this License Agreement is as follows:

1.                  Upon execution of this Agreement, 100,000 restricted shares of common stock of Nutranomics, Inc., the parent company of NUTRANOMICS, traded under the ticker symbol “NNRX”, shall be issued to GENESAR.

2.                  A royalty fee of $4/box of 30 sachets of GenEpic sold by NUTRANOMICS, beginning after 4,000 boxes are sold and continuing for the life of this Agreement (the “Royalty”).  The Royalty shall be payable quarterly to GENESAR or its assignees by the 20th of each month following the end of each of NUTRANOMICS’ fiscal quarters.

3.                  A payment of $200,000, payable to GENESAR by NUTRANOMICS and due by December 1, 2013, which shall be considered an advance against any Royalty payments due on the first 4,000 boxes of GenEpic sold by NUTRANOMICS.

Proof of Sales and Audit Rights:  NUTRANOMICS shall provide GENESAR with quarterly GenEpic sales and inventory reports throughout the term of this Agreement.  GENESAR may in its discretion audit GenEpic sales and inventory reports and perform physical inventory counts.  In the event that no material discrepancy is found in the sales and inventory reports, GENESAR shall pay all costs of such inventory audits.  In the event that such audit reveals that there are material errors in the reporting, NUTRANOMICS shall pay all costs of such audit as well as any shortfall due to GENESAR as a result of such reporting failures.